UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2020
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, the Remuneration and Nomination Committee (the “Committee”) of the Board of Directors (the “Board”) of Keurig Dr Pepper Inc. (the “Company”) approved retention incentive awards for three of the Company’s Named Executive Officers. The awards are structured as restricted stock units (“RSUs”) that vest in four equal installments on each of the second, third, fourth and fifth anniversary of the date of grant, subject to continued employment with the Company and other vesting conditions, including the requirement that the executive has retained ownership of at least as many shares of Company stock as the full number of RSUs that were granted. Upon vesting, each RSU is settled in one share of the Company’s common stock.

On the Committee’s recommendation, the Board approved RSU awards as set forth below, with a grant date of September 15, 2020:

Name	Title	Number of RSUs
Robert Gamgort	Chairman & Chief Executive Officer	868,056
Ozan Dokmecioglu	Chief Financial Officer	381,945
Derek Hopkins	Chief Commercial Officer	173,612

Each of these executives currently holds significant equity awards granted in 2016 that are scheduled to cliff vest in the first quarter of 2021, following a five-year holding period. The new RSU awards reflect the Board’s commitment to retaining critical executive talent after such vesting event and ensuring management’s continued focus on long-term value creation and alignment with shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: September 17, 2020
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Chief Legal Officer, General Counsel and Secretary